EXHIBIT 99.1

Charys Holding Company Reports

2007 Fiscal Third Quarter Results of Operations

ATLANTA – March 27, 2007 — Charys Holding Company, Inc. (“Charys” or the “Company”) (OTC Bulletin Board: CHYS), a company focused on the high growth Remediation and Reconstruction and Wireless Communications and Data Infrastructure sectors, today announced its financial results for the three and nine month periods ended January 31, 2007.  These reported results do not include revenues reflecting the recently completed acquisition of 100% interest in Cotton Companies (“Cotton”).  The results also do not include revenues from the acquisitions of Complete Tower Sources, Inc. (“CTSI”) and Mitchell Site Acquisition, Inc. (“MSAI”), the completion of which took place in the 2007 fourth fiscal quarter.  Also included in this release are pro forma non-GAAP financial results which reflect the impact of previously announced acquisitions and adjustments for certain charges to demonstrate the business operations’ managed earnings.

Third Quarter Financial Highlights:

Highlights of the 2007 third quarter performance, as compared to the 2006 third quarter, are:

•                  GAAP net revenue decreased for the quarter due to strategic sales mix changes:

•                  The restructuring of CCI services to eliminate low margin construction projects and re-focus on higher margin telecommunications services increasing overall gross margin from 12% to 25% incremental margins.

•                  Transition of the Viasys sales mix from transportation and industrial maintenance to a greater telecommunications focus offering higher growth and increased gross margins.

•                  Pro forma non-GAAP revenue increased 85% to $40.4 million compared with $21.8 million for the third quarter 2006.  The increased revenue is attributable to the inclusion of acquisitions previously announced.

•                  Financing activity generated non-cash interest expense charges of $22.1 million and the Company incurred $526,000 in redemption premiums.

•                  GAAP operating income was negative $32.6 million or $0.87 per share on a basic and diluted basis.

•                  Operating income on a pro forma non-GAAP basis increased 81% to $2.2 million or $0.06 per share on a basic and fully diluted basis.

•                  EBITDA of negative $4.7 million and pro forma non-GAAP EBITDA of $6.2 million.

“With the completion of the financing necessary to finalize the CTSI, MSAI and Cotton transactions at the start of our fourth quarter, Charys will finally be able to include the results of these wholly owned subsidiary operations as reported numbers rather than pro forma. The fourth quarter will also be impacted by the payment of redemption premiums on the convertible debentures and write-offs of financing cost that were being amortized over the life of the debentures. Charys continues to recognize significant non-cash charges associated with its warrants and options as a result of the Black-Scholes calculations as required by FASB 123R. As we move forward with the integration of the Disaster Remediation and Telecommunication divisions we expect to see a clearer picture of the operations of Charys.” said Billy V. Ray, Jr., Chairman and CEO of Charys.

Nine Month Financial Highlights:

Highlights for the nine months ending January 31, 2007 as compared to the nine months ending January 31, 2006, are:

•                  GAAP net revenue of $57 million increased 73% from $33 million, attributable to the inclusion of the acquisitions made in the third and fourth quarters of fiscal 2006 as well as the inclusion of Crochet and Borel Services, Inc. (“C&B”), LFC, Inc. (“LFC”), and Digital Communication Services, Inc. (“DCS”) in the first fiscal quarter of 2007.

•                  Pro forma non-GAAP revenue increased to $136.3 million for the nine months, reflecting the impact for the full period of revenues from the Company’s acquisition of 100% interest in Cotton Companies (“Cotton”), Florida Tel Con (“FTC”), Complete Tower Sources, Inc. (“CTSI”) and Mitchell Site Acq. Inc. (“MSAI”) in the fourth fiscal quarter of 2007.

•                  Financing activity generated non-cash interest expense charges of $29 million and the Company incurred $1.7 million in redemption premiums for the nine months.

•                  GAAP operating income was negative $67.7 million or $2.22 per share on a basic and diluted basis.

•                  Operating income on a pro forma non-GAAP basis increased $6.7 million or $0.22 per share on a basic and fully diluted basis.

•                  EBITDA was negative $8 million and pro forma non-GAAP EBITDA increased to $24.7 million.

Selected GAAP results of operations for the three and nine month periods ending January 31, 2007 are as follows:

Charys Holding Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

($ in thousands)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006
Net revenues	$15,048	$21,769	$57,024	$33,047
Cost of revenues	13,284	17,719	45,994	26,507
Gross profit	1,764	4,050	11,030	6,540

Operating expenses:
General and administrative	6,415	2,871	19,070	5,548
Depreciation and amortization	2,173	383	5,803	640
Total operating expenses	8,588	3,254	24,873	6,188

Income (loss) from operations	(6,824)	796	(13,843)	352

Other income (expense):
Loss on Impairment of goodwill	—	—	(17,158)	—
Interest expense	(25,665)	(410)	(36,671)	(630)
Earnings in Investment	(197)	—	(197)	—
Gain on debt retirement	—	—	—	229
Gain on sale of property and equipment, net	40	6	109	18
Other income, net	12	(28)	54	1,336
Total other (expense) income	(25,810)	(432)	(53,863)	953

Net (loss) income from operations, before income taxes	(32,634)	364	(67,706)	1,305

Income tax expense (benefit)	—	—	—	—

Net (loss) earnings	$(32,634)	$364	$(67,706)	$1,305

Per share data - basic:
Net (loss) earnings	$(0.87)	$0.03	$(2.22)	$0.13
Weighted average common shares outstanding	37,398	12,380	30,491	9,814

Per share data - diluted:
Net (loss) earnings	$(0.87)	$0.02	$(2.22)	$0.11
Weighted average common shares outstanding	37,398	16,953	30,491	12,227

Charys Holding Company, Inc.

Condensed Consolidated Statements of Operations

Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)

	Three Months Ended January 31, 2007
	2007 GAAP	Adjustments		2007 Non-GAAP
Net revenues	$15,048	$25,304	A, B, C, D, E	$40,352
Cost of revenues	13,284	12,611	A, B, C, D	25,895
Gross profit	1,764	12,693		14,457

Operating expenses:
General and administrative	6,415	1,822	A, B, C, D, E	8,237
Depreciation and amortization	2,173	340	A, B, C, D, E	2,513
Total operating expenses	8,588	2,162		10,750

Income (loss) from operations	(6,824)	10,531		3,707

Other income (expense):
Loss on Impairment of goodwill	—	—		—
Interest expense	(25,665)	24,197	A, C, G, H, I, J, K	(1,468)
Earnings in Investment	(197)	197	F	—
Gain on debt retirement	—	—		—
Gain on sale of property and equipment, net	40	—		40
Other income (expenses), net	12	(99)	B, C	(87)
Total other income (expense)	(25,810)	24,295		(1,515)

Net (loss) income from operations, before income taxes	(32,634)	34,826		2,192

Income tax expense (benefit)	—	—		—

Net (loss) earnings	$(32,634)	$34,826		$2,192

Per share data - basic:
Net (loss) earnings	$(0.87)			$0.06
Weighted average common shares outstanding	37,398			37,398

Per share data - diluted:
Net (loss) earnings	$(0.87)			$0.06
Weighted average common shares outstanding	37,398			37,398

EBITDA	$(4,651)	$10,871		$6,220

A.	Addition of financial activity for CTSI for the three month period ending January 31, 2007.

B.	Addition of financial activity for MSAI for the three month period ending January 31, 2007.

C.	Addition of normalized financial activity for Cotton for the three month period ending January 31, 2007.

D.	Addition of annualized financial activity for Florida Tel-Con for the three month period ending January 31, 2007.

E.	Elimination of Holding Company Expenses. These expenses associated with acquisition of subsidiaries.

F.	Elimination of equity method of accounting as reported for the acquisition of 40% of Cotton.

G.	Elimination of Interest expense accrued and paid for the period $2.7 million.

H.	Elimination of redemption premiums totaling $526,316 paid to two lenders at the date the indebtedness was redeemed as provided for in the Security Purchase Agreements.

I.	Elimination of the amortization of the recorded value of the common stock warrants issued to certain lenders totaling $19.3 million.

J.	Elimination of financing costs totaling $2.9 million.

K.	Elimination of accrued dividends related to the Series D preferred stock in the amount of $253,178.

Charys Holding Company, Inc.

Condensed Consolidated Statements of Operations

Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)

	Nine Months Ended January 31, 2007
	2007 GAAP	Adjustments		2007 Non-GAAP
Net revenues	$57,024	$79,271	A, B, C, D	$136,295
Cost of revenues	45,994	39,880	A, B, C, D, F	85,874
Gross profit	11,030	39,391		50,421

Operating expenses:
General and administrative	19,070	6,572	A, B, C, D, E	25,642
Depreciation and amortization	5,803	1,894	A, B, C, D, E	7,697
Total operating expenses	24,873	8,466		33,339

Income (loss) from operations	(13,843)	30,925		17,082

Other income (expense):
Loss on Impairment of goodwill	(17,158)	17,158	G	—
Interest expense	(36,671)	26,226	A, B, C, I, J, K, L, M	(10,445)
Earnings in Investment	(197)	197	H	—
Gain on debt retirement	—	—		—
Gain on sale of property and equipment, net	109	—		109
Other income (expenses), net	54	(99)	B, C	(45)
Total other income (expense)	(53,863)	43,482		(10,381)

Net (loss) income from operations, before income taxes	(67,706)	74,407		6,701

Income tax expense (benefit)	—	—		—

Net (loss) earnings	$(67,706)	$4,407		$6,701

Per share data - basic:
Net (loss) earnings	$(2.22)			$0.22
Weighted average common shares outstanding	30,491			30,491

Per share data - diluted:
Net (loss) earnings	$(2.22)			$0.22
Weighted average common shares outstanding	30,491			30,491

EBITDA	$(8,040)	$32,819		$24,779

A.	Addition of financial activity for CTSI for the nine month period ending January 31, 2007.

B.	Addition of financial activity for MSAI for the nine month period ending January 31, 2007.

C.	Addition of normalized financial activity for Cotton for the nine month period ending January 31, 2007.

D.	Addition of annualized financial activity for Florida Tel-Con for the nine month period ending January 31, 2007.

E.	Elimination of Holding Company Expenses. These expenses associated with acquisition of subsidiaries.

F.	Adjustment of $2.5 million for non-reoccurring expenses incurred by Viasys related to legacy job project.

G.	For the nine months ended January 31, 2007, Charys incurred a non-cash charge of $17.2 million for impairment to goodwill based on the annual evaluation for MIQ and Viasys. SFAS No. 142 requires the Company to review the recorded values of our goodwill for impairment on an annual basis. Goodwill arises from the purchase price exceeding the assigned value of net assets of acquired businesses, and represents the value attributable to unidentifiable intangible elements being acquired. The evaluation methodology is inherently complex, and involves significant management judgment in the use of estimates and assumptions. The evaluation was prepared using the help of independent appraisers using the discounted cash-flow method.

H.	Elimination of equity method of accounting as reported for the acquisition of 40% of Cotton

I.	Elimination of Interest expense accrued and paid for the period $5.2 million.

J.	Elimination of redemption premiums totaling $1.7 million paid to two lenders at the date the indebtedness was redeemed as provided for in the Security Purchase Agreements.

K.	Elimination of the amortization of the recorded value of the common stock warrants issued to certain lenders totaling $24.6 million.

L.	Elimination of financing costs totaling $4.4 million.

Selected Balance Sheet information as of January 31, 2007, October 31, 2006, July 31, 2006 and April 30, 2006.

Consolidated Balance Sheet

($ in thousands)

	Period Ending	Period Ending	Period Ending	Period Ending
	1/31/07	10/31/06	7/31/06	4/30/06

Cash	$920	$10,906	$3,184	$1,355
Accounts Receivable	49,310	51,374	74,960	10,283
Other Current Assets	9,131	10,497	10,340	6,229
Total Current Assets	59,361	72,777	88,484	17,867

Net Equipment	15,306	15,949	15,898	9,410
Other Assets	364,683	241,208	181,984	31,424

TOTAL ASSETS	$439,350	$329,934	$286,366	$58,701

Accounts Payable	$28,760	$28,115	$30,873	$10,681
Accrued Expenses	15,540	11,501	11,346	11,047
Accrued Acquisition Cost	2,370	44,003	42,081	—
Short Term Borrowings	46,983	33,940	47,660	18,319
Notes Payable Short Term	1,464	1,659	1,798	1,795
Other Current Liabilities	2,633	2,089	2,483	2,611
Total Current Liabilities	97,750	121,307	136,241	44,453

Redeemable Preferred	13,000	13,000	13,000	—
Notes Payable Long Term	81,763	23,662	2,457	5,986
TOTAL LIABILITIES	192,513	157,969	151,698	50,439

Total Shareholders Equity	246,837	171,965	134,668	8,262
TOTAL LIABILITIES & EQUITY	$439,350	$329,934	$286,366	$58,701

Working Capital	$(38,389)	$(48,530)	$(47,757)	$(26,586)
Sellers Notes	$67,484	$67,484	$67,484	$17,300
Adjusted Working Capital
After Reclassifying Sellers
Notes	$29,095	$18,954	$19,727	$(9,286)

For the nine months ended January 31, 2007, Charys incurred a non-cash charge of $17.2 million for impairment to goodwill based on the annual evaluation for MIQ and Viasys. SFAS No. 142 requires the Company to review the recorded values of our goodwill for impairment on an annual basis. Goodwill arises from the purchase price exceeding the assigned value of net assets of acquired businesses, and represents the value attributable to unidentifiable intangible elements being acquired. The evaluation methodology is inherently complex, and involves significant management judgment in the use of estimates and assumptions. The evaluation was prepared using the help of independent appraisers using the discounted cash-flow method.

For the quarter ended January 31, 2007 Charys financing activity generated non-cash charges, reported as interest expense of $22.1 million for the current quarter and $29.0 million for the nine month period ended January 31, 2007. In addition the Company incurred redemption premiums of $526,000 and $1.7 million for the quarter and nine month ended January 31, 2007. Net earnings after interest and amortization expense for the quarter and nine month period ended January 31, 2007 were negative $32.6 million or $0.87 per share on a basic and diluted basis and $67.7 or $2.22 per share on a basic and diluted basis respectively. For the quarter and nine month period ended January 31, 2006, the Company reported net earnings of $364,000 or $0.03 per share on a basic basis and $0.02 on a diluted basis and $1.3 million or $0.13 per share on a basic basis and $0.11 on a diluted basis respectively.

“The results on a pro-forma comparative basis continue to show our significant gains in revenues for Charys, while the reported revenue levels for the quarter were impacted by several factors which the Company continues to positively address. The delay in funding of awarded post Katrina projects and the lower than anticipated revenues from the absence of a significant hurricane season become offset with the less seasonally sensitive business volume from Cotton, CTSI and MSAI, as well as the continued successful integration of the Wireless Communications and Data Infrastructure line of business and the transition to a higher value sales mix.  Our strategy continues to center on our customers, and increasing the total value we provide to them. Our customers tell us they are pleased with our progress. And then, for the increased value they receive from us, they continue to award us more of their key business opportunities,” stated Mr. Ray.

An earnings report conference call is being scheduled, with the date, time and call in number to be announced at a later time.

About Charys Holding Company, Inc.

Headquartered in Atlanta, Georgia, Charys is a publicly traded company providing infrastructure services in two primary markets.  In the remediation and reconstruction markets, Charys services include emergency planning and coordination, response to catastrophic losses, reconstruction and restoration and environmental remediation.  In the wireless communications and data infrastructure markets Charys provides an array of services including engineering, program management, construction, installation and maintenance, tower services, radio and advanced technology implementation and integration services to large service providers and other business enterprises.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon Charys’ current expectations and speak only as of the date hereof.  Actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including uncertainties as to the nature of the industry, including changing customer demand, the impact of competitive products and pricing, dependence on existing management and general economic conditions.  Charys’ Annual Report on Form 10-KSB, recent and forthcoming Quarterly Reports on Form 10-QSB, recent Current Reports on Form 8-K and other SEC filings discuss some of the important risk factors that may affect Charys’ business, results of operations and financial condition.  Management undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Charys Holding Company, Inc.

Main Phone: 678-443-2300

Fax: 678-443-2320

irdept@charys.com

or

Corporate Evolutions, Inc.

Investor Relations:

Fred Lande, 516-482-6565

Fax: 516-482-6099

info@corporateevolutions.com